1933 Act File No. 2-27183
1940 Act File No. 811-1528



BRUCE FUND, INC.
(formerly "The Herold Fund, Inc.")
(Exact Name of Registrant as Specified in
Charter]


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PART C

Form N-lA

OTHER INFORMATION


TABLE OF CONTENTS

PART C

Item No.            Title


22              Exhibits

23	Persons Controlled by or
                  Common Control with the Fund

24	 Indemnification

25	Business and Other
                  Connections of Investment Adviser

26              Principal Underwriters

27	 Location of Accounts and Records

28	Management Services

29	Undertakings

	Signatures & Certification









Item 22.   Exhibits


(a)  Articles of Incorporation  -  Incorporated
by                 reference, previously filed
N-1A, Part C dated November 11, 1983 (previous
Exhibit A).  With the exception of the
ammendement to Article THIRD, Section (1), subsection (g), incorporated by reference, previously filed N-1A, Part C dated December 12,
2000 (Exhibit 23(a)), and the ammendent to Article Seventh, Section (7) (Exhibit 25).


(b)By-laws  -  Incorporated by reference,
previously filed N-1A, Part C dated November
11, 1983 (prev. Exhibit B).


   (c)Instruments Defining Rights of Security
Holders  -
 Incorporated by reference, previously filed
N-1A, PartC dated November 11, 1983 (prev.
Exhibits A,B,C).


 (d)Investment Advisory Contract  -
Incorporated by reference previously filed N-
1A, Part C, dated December 12, 2000 (Exhibit
23(d)).

(e) Underwriting Contracts  -  None.

(f) Bonus or Profit Sharing Contracts  -
None.

(g) Custodian Agreement - Incorporated by reference previously filed N-1A, Part C, dated December 12, 2000 (Exhibit 23(g)).

(h) Other Material Contracts - Transfer Agent
Agreement, dated October 18, 2004, filed herewith, Exhibit 22(h).

(i) Legal Opinion  -  Incorporated by
reference, previously filed N-1A, Part C dated
November 11, 1983(prev. Exhibit F).

(j) Other Opinions  -  Independent Certified
Public Accountants Consent, dated October 29,
2004, filed herewith, Exhibit 22(j).

(k) Omitted Financial Statements  -  None.

(l) Initial Capital Agreements  -  None

(m) Rule 12b-1 Plan  -  None.

(n) Rule 18f-3 Plan  -  None.

(o) Reserved

(p) Code of Ethics  - Bruce Fund, Inc.
Incorporated by reference, previously filed N-
1A, Part C dated December 12, 2000 (exhibit
23(p)).  Bruce & Co., Inc., filed herewith,
exhibit 22(p).









Item 23.  Persons Controlled by or under Common
Control with
          Registrant

1.	None.  Mr. Robert B. Bruce is a
control person.  See "Control Persons
and Principal Holders of Securities",
Part B.

2.	None.


Item 24.  Indemnification

          Art. Seventh, Par. 7(c) of the
Registrant's Articles of Incorporation,
as amended, provides that each director
and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. There are additional provisions in said Paragraph
7(c) relating to procedure for such
indemnification in case of settlement,
limitations on costs and expenses
(including attorney's fees in such
event), the right of a stockholder to
challenge such indemnification in certain cases, and express acknowledgment that such rights and indemnities are not exclusive of any other right to which the officers and directors may be entitled according to law.

         Incorporated by reference, previously
filed N-1A, Part C date December 12, 2000
(Exhibit 25).




Item 25.  Business and Other Connections of the
Investment
	Adviser

          Incorporated by reference to Part B of
this filing see      "Management of the
Fund", Part B.


Item 26.  Principal Underwriters

          None.

Item 27.  Location of Accounts and Records

          All accounts, books or other documents
required to
          be to be maintained by section 31(a)
of the 1940 Act,
          and rules promulgated thereunder are
kept under the direction of Robert B.
Bruce, Bruce & Co., Inc., Suite 2414, 20
North Wacker Drive, Chicago, IL, 60606.
Certain such records are also kept on the premises of the Transfer Agent, Unified
Fund Services, Inc., 431 North
Pennsylvania Street, Indianapolis, IN,
46204 under the direction of Ms. Linda
Lawson and on the premises of the
Custodian, Fifth Third Bank, 38 Fountain
Square Plaza, Cincinnati, OH, 45263 under the direction of Ms. Nan Matteson.


Item 28.  Management Services

          None.


Item 29.  Undertakings

          Not applicable.




Signatures & Certification

     Pursuant to the requirements of the
Securities Act and the Investement Company Act, the Fund certifies that it meets all of the requirement for effectiveness of this registration statement under rule 485(b) under the Securities Act and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Chicago, and State of Illinois on the day of November 2, 2004.

  Bruce Fund, Inc.
________________________________
Fund

	/Robert B. Bruce/, President
By______________________________
 (Signature and Title)



Pursuant to the reqirements of the Securities
Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/Robert B. Bruce/
________________
Robert B. Bruce      Date: November 2, 2004
President

/R. Jeffrey Bruce/
________________
R. Jeffrey Bruce     Date: November 2, 2004
Secretary

/Ward M. Johnson/
________________
Ward M. Johnson,     Date: November 2, 2004
Director

/John R. Nixon/
________________
John R. Nixon,       Date: November 2, 2004
Director